UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

September 20, 2005

NORTHROP GRUMMAN CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-16411	No. 95-4840775
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1840 Century Park East, Los Angeles, California 90067

www.northropgrumman.com

(Address of principal executive offices and internet site)

(310) 553-6262

(Registrant’s telephone number, including area code)

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Northrop Grumman Corporation elected Stephen E. Frank to its Board of Directors effective as of September 20, 2005.

Mr. Frank served as chairman, president and chief executive officer of Southern California Edison from 1995 until his retirement in January 2002. During this time he served on the boards of directors of that company and its parent, Edison International. Prior to joining Southern California Edison in 1995, Mr. Frank was president and chief operating officer of Florida Power and Light Company. He also has served as executive vice president and chief financial officer of TRW Inc., as well as vice president, controller, and treasurer of GTE Corporation. His earlier career included financial and sales management positions with U.S. Steel Corporation.

Mr. Frank earned a bachelor’s degree from Dartmouth College and an MBA in finance from the University of Michigan. He also completed the Advanced Management Program at Harvard Business School.

Mr. Frank serves on the board of directors of Washington Mutual Inc., where he is the chair of the audit committee, and on the boards of Puget Energy, Inc., UNOVA, Inc., and AEGIS Insurance Services Limited.

Mr. Frank will serve on the Audit Committee and the Finance Committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
(Registrant)

By:	/s/ JOHN H. MULLAN
John H. Mullan
Corporate Vice President and Secretary

Date: September 22, 2005